Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000    2,059,352,000
ICAP CORPORATES                             00-0000000    1,549,192,933
BANK OF AMERICA SECURITIES LLC              56-2058405      515,545,754
SOCIETE GENERALE                            13-3557071      333,229,008
HSBC BANK                                   00-0000000      328,599,261
BARCLAYS CAPITAL INC.                       05-0346412      276,425,838
DEUTSCHE BANK SECURITIES, INC.              13-2730328      242,023,820
CITIGROUP, INC.                             52-1568099      230,820,536
WELLS FARGO BANK                            41-0449260      190,637,634
BNP PARIBAS SECURITIES CORP.                13-3235334      190,447,391






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000                0
ICAP CORPORATES                             00-0000000            2,053
BANK OF AMERICA SECURITIES LLC              56-2058405       14,350,659
SOCIETE GENERALE                            13-3557071          794,115
HSBC BANK                                   00-0000000          407,555
BARCLAYS CAPITAL INC.                       05-0346412       48,365,666
DEUTSCHE BANK SECURITIES, INC.              13-2730328       76,958,773
CITIGROUP, INC.                             52-1568099       53,336,626
WELLS FARGO BANK                            41-0449260        6,416,816
BNP PARIBAS SECURITIES CORP.                13-3235334        2,558,951




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,862,603,652 D. Total Sales: 356,239,909

                               SCREEN NUMBER : 12